SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 24, 1998

     SIMON PROPERTY GROUP, INC.        SPG REALTY CONSULTANTS, INC.
    (Exact name of registrant as       (Exact name of registrant as
     specified in its charter)          specified in its charter)
              Delaware                           Delaware
     (State of incorporation or         (State of incorporation or
           organization)                      organization)
             001-14469                         001-14469-01
       (Commission File No.)              (Commission File No.)
             042668599                          13-2838638
  (I.R.S. Employer Identification    (I.R.S. Employer Identification
                No.)                               No.)
        National City Center               National City Center
 115 West Washington Street, Suite  115 West Washington Street, Suite
              15 East                            15 East
    Indianapolis, Indiana  46204       Indianapolis, Indiana  46204
  (Address of principal executive    (Address of principal executive
              offices)                           offices)
           (317) 636-1600                     (317) 636-1600
  (Registrant's telephone number,    (Registrant's telephone number,
        including area code)               including area code)

    This Amendment No. 1 to the Registrants' Report on Form 8-K dated October 9, 1998 regarding the Registrants' combination with Simon DeBartolo Group, Inc. (predecessor to SPG Properties, Inc.) is being filed to amend Item 7(b) to provide certain required pro forma financial information which was impracticable to provide at the time the original Form 8-K was filed. Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the original Form 8-K.

Item 7.  Financial Statements and Exhibits

     (b) Pro Forma Financial Information.

     The required pro forma combined condensed financial information of Simon Property Group, Inc. and SPG Realty Consultants, Inc. follows beginning at page F-1.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



                                        SIMON PROPERTY GROUP, INC. AND
                                        SPG REALTY CONSULTANTS, INC.

                                        /s/ John Dahl
                                        ---------------------
                                        John Dahl,
                                        Senior Vice President and Chief
                                        Accounting Officer
                                        (Principal Accounting Officer)

                                        Date: December 8, 1998

                    PRO FORMA COMBINED FINANCIAL INFORMATION

     The accompanying financial statements prepared by the management of Simon Property Group, Inc. ("SPG") present the pro forma combined condensed Statements of Operations of SPG and subsidiaries and its paired shared affiliate, SPG Realty Consultants, Inc. ("SRC") and subsidiaries, for the nine months ended
September 30, 1998, and for the year ended December 31, 1997.   No pro forma
balance sheet is required because the merger and related transactions and the Other Property Transactions described below were reflected, where appropriate, in the companies' unaudited interim balance sheets included in the companies' joint quarterly report on Form 10-Q for the period ended September 30, 1998.

     The pro forma combined condensed Statements of Operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997, are presented as if (i) the Corporate Property Investors, Inc. ("CPI") Merger and related transactions, which were consummated for financial reporting purposes as of the close of business on September 24, 1998, (ii) the September and November 1997 transactions by SDG to acquire ten portfolio properties and a 50% ownership interest in an eleventh property of The Retail Property Trust, ("RPT"), (iii)the December 1997 acquisition by SDG of the Fashion Mall at Keystone at the Crossing, (iv) the January 1998 acquisition by CPI of Phipps Plaza, (v) the January 1998 sale by CPI of Burnsville Mall, (vi) the January 1998 acquisition by SDG of Cordova Mall, (vii) the February 1998 acquisition by SDG of a 50% interest in a portfolio of twelve regional malls and (viii) the sale by CPI of the General Motors Building had occurred as of January 1, 1997, (items (ii) through (vii) collectively, the "Other Property Transactions").

     Preparation of the pro forma financial information was based on assumptions deemed appropriate by management. These assumptions give effect to the CPI Merger being accounted for as a reverse purchase in accordance with generally accepted accounting principles, resulting in the assets and liabilities transferred to the Operating Partnership being reflected at fair value. The cash contributed to Corporate Realty Consultants, Inc. ("CRC") and the newly formed CRC operating partnership in exchange for ownership interests therein have been accounted for as a capital infusion, or equity transaction. The pro forma financial information has been updated to reflect revised assumptions based upon the completion of the CPI Merger and related transactions in September 1998. SPG and its paired share affiliate qualify as a paired share REIT, distribute all taxable income and, therefore, incurred no Federal income taxes during the periods presented. The pro forma financial information is not necessarily indicative of the results which actually would have occurred if the transactions had been consummated at the beginning of the periods presented, nor does it purport to represent the results of operations for future periods. The pro forma information should be read in conjunction with the historical financial statements of SDG, CPI and CRC. For financial reporting purposes, SDG is the predecessor of SPG and its paired share affiliate.
<Page F1>

SIMON PROPERTY GROUP, INC. AND
SPG REALTY CONSULTANTS, INC.

Pro Forma Combined Condensed Statement of Operations
For the Nine Months Ended September 30, 1998
(unaudited, in thousands except share and per share amounts)

                                                          Pro Forma
                                                                                   Merger and
                                      CPI                        Sale of GM          Related         Other
                       SPG         (Historical)    SRC            Building        Transactions      Property
                 (Historical) (A) (1/1 to 9/24) (Historical)(B) (Historical) (C)   Adjustments    Transactions(I)     Total

REVENUE
Minimum rent    $        565,531    $   237,413      $2,330      $(46,067)       $    2,250(D)        $   (248)   $   761,209
Overage rent              22,773          3,303          --            --                                   33         26,109
Tenant
 reimbursements          283,906        110,071         635        (7,217)                                (616)       386,779
Other income              60,759         15,384         185        (6,140)             (600)(E)            (71)        69,517
Total revenue            932,969        366,171       3,150       (59,424)            1,650               (902)     1,243,614

EXPENSES
Property & other
expenses                 328,803        146,215       2,389       (23,552)               --               (613)       453,242
  Merger-related costs        --         83,019          --            --           (83,019)(L)             --             --
Depreciation and
amortization             177,710         61,149         701        (3,493)              29,600(F)          216        265,883
Total expenses           506,513        290,383       3,090       (27,045)             (53,419)           (397)       719,125

INCOME BEFORE ITEMS
BELOW                    426,456         75,788          60       (32,379)              55,069            (505)       524,489
INTEREST EXPENSE         281,749         48,058       1,013          (307)              75,030(G)        2,827        408,370

INCOME BEFORE MINORITY
 INTEREST                144,707         27,730        (953)      (32,072)             (19,961)         (3,332)       116,119

MINORITY PARTNERS'
INTEREST                  (4,704)            --          --            --                   --              --         (4,704)

(LOSS) GAIN ON SALES OF
 ASSETS                   (7,283)       244,147          --      (198,891)                  --              --         37,973

INCOME BEFORE
UNCONSOLIDATED
   ENTITIES              132,720        271,877        (953)     (230,963)             (19,961)         (3,332)       149,388

INCOME FROM
UNCONSOLIDATED
        ENTITIES           8,789         15,756         398            --                   --           1,879         26,822
INCOME OF THE OPERATING
        PARTNERSHIP      141,509        287,633        (555)     (230,963)             (19,961)         (1,453)       176,210
LESS LIMITED PARTNERS'
INTEREST IN
 THE OPERATING
PARTNERSHIP               42,867             --          (6)           --              (10,054)(J)          --         32,807
PREFERRED DIVIDEND OF
SUBSIDIARY                   482             --          --            --               21,520 (M)          --         22,002

NET INCOME                98,160        287,633        (549)     (230,963)             (31,427)         (1,453)       121,401

                                                                                       (21,520) (M)
PREFERRED DIVIDEND
REQUIREMENT               22,260         10,061          --            --               23,098(H)           --         33,899

NET INCOME AVAILABLE
TO COMMON
   SHAREHOLDERS       $   75,900     $  277,572     $  (549)  $  (230,963)           $ (33,005)        $(1,453)    $   87,502




NET INCOME PER COMMON
SHARE-
   BASIC              $     0.67                                                                                   $     0.53
   DILUTED            $     0.67                                                                                   $     0.53

WEIGHTED AVERAGE
OUTSTANDING
	OR EQUIVALENT
SHARES
        BASIC        112,956,863                                                                                  164,868,865(K)
        DILUTED      113,325,309                                                                                  165,237,311(K)

The accompanying notes and management's assumptions are an integral part of this statement.


<Page F2>
                         SIMON PROPERTY GROUP, INC. AND
                          SPG REALTY CONSULTANTS, INC.

              Pro Forma Combined Condensed Statement of Operations
                      For the Year Ended December 31, 1997
          (unaudited, in thousands except share and per share amounts)

                                Pro   Forma
                                                                                Merger and
                                                                Sale of GM       Related           Other
                       SDG            CPI            CRC         Building      Transactions       Property
                 (Historical) (A) (Historical)(Historical) (B) (Historical) (C)Adjustments      Transactions(I)  Total

REVENUE
Minimum rent         $   641,352    $ 319,862       $    3,108        $(77,707)  $   3,000(D)     $ 88,305  $   977,920
Overage rent              38,810       10,489               --            (536)         --           5,119       53,882
Tenant  reimbursements   322,416      138,579              968         (12,297)
--       49,251          498,917
Other income              51,589       24,858            2,539            (962)       (800)(E)       4,463       81,687
Total  revenue         1,054,167      493,788            6,615         (91,502)      2,200         147,138    1,612,406
EXPENSES
Property  & other
expenses                 376,237      199,503            5,592         (40,420)         --          53,779      594,691
Depreciation and
   amortization          200,900       91,312              889         (17,764)     35,600(F)       28,866      339,803
    Total expenses       577,137      290,815            6,481         (58,184)     35,600          82,645      934,494
INCOME BEFORE ITEMS
       BELOW             477,030      202,973              134         (33,318)    (33,400)         64,493      677,912

INTEREST EXPENSE         287,823       69,562            1,365            (716)    102,790(G)       82,870      543,694

INCOME BEFORE MINORITY
  INTEREST               189,207      133,411           (1,231)        (32,602)   (136,190)        (18,377)     134,218

MINORITY PARTNERS'
    INTEREST              (5,270)          --               --              --          --              --       (5,270)

GAIN ON SALE OF ASSETS        20      122,410            1,259              --          --              --      123,689

INCOME BEFORE
UNCONSOLIDATED
    ENTITIES             183,957      255,821               28         (32,602)   (136,190)        (18,377)     252,637

INCOME FROM UNCONSOLIDATED
   ENTITIES               19,176       21,390            1,149              --          --           8,770       50,485

INCOME OF THE OPERATING
PARTNERSHIPS BEFORE
EXTRAORDINARY ITEMS      203,133      277,211            1,177         (32,602)   (136,190)         (9,607)     303,122

LESS LIMITED PARTNERS'
INTEREST IN THE OPERATING
PARTNERSHIP               65,954           --               --              --         303(J)           --       66,257
PREFERRED DIVIDEND OF
SUBSIDIARY                    --           --               --              --      29,248(M)           --       29,248

NET INCOME               137,179      277,211            1,177         (32,602)   (165,741)         (9,607)     207,617

                                                                                   (29,248)(M)
PREFERRED DIVIDEND
REQUIREMENT               29,248       13,712               --              --      31,488(H)           --       45,200

NET INCOME AVAILABLE TO
COMMON SHAREHOLDERS    $ 107,931    $ 263,499       $    1,177        $(32,602) $ (167,981)       $ (9,607) $   162,417


NET INCOME PER COMMON SHARE--
      BASIC           $     1.08                                                                            $      1.05
    DILUTED           $     1.08                                                                            $      1.05

WEIGHTED AVERAGE
OUTSTANDING
OR EQUIVALENT SHARES
BASIC                 99,920,280                                                                            154,432,287(K)
DILUTED              100,304,344                                                                            154,816,351(K)

The accompanying notes and management's assumptions are an integral part of this statement.
<Page F3>

Simon Property Group, Inc. and SPG Realty Consultants, Inc. - Notes and Management's Assumptions to Unaudited Pro Forma Combined Condensed Statements of Operations (dollars in thousands)

1. Basis of Presentation

     SDG is a self-administered and self-managed REIT which through its subsidiaries is engaged primarily in the ownership, development, management, leasing, acquisition and expansion of income-producing properties, primarily regional malls and community shopping centers.

     In February 1998, SDG, CPI and CRC entered into the Merger Agreement, which provided for the merger of a substantially wholly owned subsidiary of CPI with and into SDG. CPI is a self-administered and self-managed privately held REIT which invests in income-producing properties. As of the CPI Merger date, CPI owned or held interests in 26 properties, 23 shopping centers, one community center and two office buildings. CRC was engaged in the ownership, operation, acquisition and development of income producing properties directly or through interests in joint ventures and other non-REIT qualifying activities.

     Pursuant to the Agreement and Plan of Merger dated February 18, 1998, among Simon DeBartolo Group, Inc. ("SDG"), Corporate Property Investors, Inc. ("CPI"), and Corporate Realty Consultants, Inc. ("CRC"), the CPI Merger and related transactions were consummated for financial reporting purposes, as of the close of business on September 24, 1998. SPG Merger Sub, Inc., a substantially wholly-owned subsidiary of CPI, merged with and into SDG with SDG continuing as the surviving company. Legally, SDG became a majority-owned subsidiary of CPI. The outstanding shares of common stock of SDG were exchanged for a like number of shares of CPI. Simon DeBartolo Group, L.P. ("SDG, LP" or the "Operating Partnership") contributed $22 million in cash to CRC and the newly formed SRC Operating Partnership on behalf of the SDG stockholders and the limited partners of SDG, LP for beneficial interests in CRC in order to pair the common stock of CPI with 1/100th of a share of common stock of CRC and to obtain units in the SRC Operating Partnership in order that the limited partners of the Operating Partnership will hold the same proportionate interest in the SRC Operating Partnership as they hold in the Operating Partnership.

     Immediately prior to the consummation of the CPI Merger, the holders of CPI common stock were paid a merger dividend consisting of
(i) $90 in cash, (ii) 1.0818 additional shares of CPI common stock and
(iii) 0.19 shares of 6.50% Series B convertible preferred stock of CPI. Each share of the 6.5% $100 par value Series B convertible preferred stock is convertible into 2.586 shares of SPG common stock. Immediately prior to the CPI Merger, there were 25,496,476 shares of CPI common stock outstanding. The aggregate value associated with the completion of the CPI Merger is approximately $5.9 billion including transaction costs and liabilities assumed. The purchase price includes 209,249 shares of 6.5% $1,000 par value of Series A convertible preferred stock previously issued by CPI which remained outstanding following the CPI Merger. Each share of Series A convertible preferred stock is convertible into 37.995 shares of SPG common stock.

     To finance the cash portion of the CPI Merger consideration, $1.4 billion was borrowed under a new senior unsecured medium term bridge loan (the "CPI Merger Facility"), which bears interest at a base rate of LIBOR plus 65 basis points and matures in three mandatory amortization payments (on June 22, 1999, March 24, 2000 and September 24, 2000). An additional $236,100 was also borrowed under the Operating Partnership's existing $1.25 billion credit facility. In connection with the CPI Merger, CPI was renamed `Simon Property Group, Inc.' CPI's paired share affiliate, Corporate Realty Consultants, Inc., was renamed `SPG Realty Consultants, Inc.' ("SRC"). In addition SDG and SDG, LP were renamed `SPG Properties, Inc.', and `Simon Property Group, L.P.', respectively.

     Upon completion of the CPI Merger, SPG transferred substantially all of the CPI assets acquired, which consisted primarily of 23 regional malls, one community center, two office buildings and one regional mall under construction (other than one regional mall, Ocean County Mall, and certain net leased properties valued at approximately $153.1 million) net of liabilities assumed (SPG remains a co-obligor with respect to the CPI Merger Facility) of approximately $2.3 billion to the Operating Partnership or one or more subsidiaries of the Operating Partnership in exchange for 47,790,550 limited partnership interests and 5,053,580 preferred partnership interests in the Operating Partnership. The preferred partnership interests carry the same rights and equal the number of preferred shares issued and outstanding as a direct result of the CPI Merger. Likewise, the assets of SRC were transferred to the SRC Operating Partnership in exchange for partnership interests.

     As a result of the CPI Merger and related transactions, the common stockholders of SPG own a share of common stock of SPG and a beneficial interest in SRC. The beneficial interest in SRC are stapled to a share of SPG. Accordingly, a share of SPG cannot be transferred without a corresponding transfer of the beneficial interest in SRC. SPG and SRC operate as a paired-share REIT structure for income tax purposes.
<Page F4>
     SPG and SRC (together, the "Company") own a 71.6% interest in the operating partnerships as of September 30, 1998. As of September 30, 1998, the Company owned or held a combined interest in 241 income-producing properties, which consisted of 153 regional malls, 76 community shopping centers, three specialty retail centers, six office and mixed-use properties and three value-oriented regional malls in 35 states.

     The Company accounted for the merger between SDG and the CPI merger subsidiary as a reverse purchase in accordance with Accounting Principles Board Opinion No. 16. Although paired shares of the former CPI and CRC were issued to SDG common stock holders and SDG became a substantially wholly owned subsidiary of CPI following the CPI Merger, CPI is considered the business acquired for accounting purposes. SDG is the acquiring company because the SDG common stockholders hold a majority of the common stock of SPG, post-merger. The value of the consideration paid by SDG has been allocated on a preliminary basis to the estimated fair value of the CPI assets acquired and liabilities assumed which resulted in goodwill of $62,227. Goodwill will be amortized over the estimated life of the properties of 35 years. The allocation of the purchase will be finalized when SPG completes its evaluation of the assets acquired and liabilities assumed and finalizes its combined operating plan for the Company.

        SDG, LP contributed cash to CRC and the SRC Operating Partnership on behalf of the SDG common stockholders and the limited partners of SDG, LP to obtain the beneficial interests in CRC, which were paired with the shares of common stock issued by SPG, and to obtain Units in the SRC Operating Partnership so that the limited partners of the SDG Operating Partnership would hold the same proportionate interest in the SRC Operating Partnership that they hold in the SDG Operating Partnership. The cash contributed to the CRC Operating Partnership and the SRC Operating Partnership in exchange for an ownership interest therein have been appropriately accounted for as capital infusion or equity transactions. The assets and liabilities of CRC have been reflected at historical cost. Adjusting said assets and liabilities to fair value would only have been appropriate if the SDG stockholders' beneficial interests in CRC exceeded 80%.


        In addition to the CPI Merger Dividends and the Merger, the following transactions (the "Other Property Transactions") have been reflected in the accompanying unaudited pro forma combined Statements of Operations using the purchase method of accounting. Investments in non-controlled joint ventures are reflected using the equity method. Controlled properties have been consolidated.


       * On September 29, 1997, SDG completed its cash tender offer for all of the outstanding shares of beneficial interests of The Retail Property Trust ("RPT"). In connection therewith, RPT became a subsidiary of the Operating Partnership. RPT owned 98.8% of Shopping Center Associates ("SCA"), which owned or had interests in twelve regional malls and one community shopping center.
         Following the completion of the tender offer, the SCA portfolio was restructured. SDG exchanged its 50% interest in two SCA properties with a third party for similar interests in two other
         SCA properties, in which SDG had 50% interests, with the result that SCA now owns interest in a total of eleven properties. Effective November 30, 1997, SDG also acquired the remaining interest in another of the SCA properties. In addition, SDG acquired the remaining 1.2% interest in SCA. At the completion of these transactions, SDG held a 100% interest in ten of the eleven properties, and a noncontrolling 50% ownership interest in the remaining property. The total cost for the acquisition of RPT and related transactions was approximately $1,300,000, which includes SDG common stock issued valued at approximately $50,000, units of the Operating Partnership valued at approximately $25,300, and the assumption of consolidated debt and SDG's pro rata share of joint venture indebtedness of approximately $475,300. The balance of the transaction costs was borrowed under the Operating Partnership's credit facility.

       * On December 29, 1997, the Operating Partnership completed the acquisition of the Fashion Mall at Keystone at the Crossing, a regional mall located in Indianapolis, Indiana, for $124,500.
         The purchase price was financed by additional borrowings under the Operating Partnership's credit facility of approximately $59,700 and the assumption of approximately $64,800 in mortgage debt. The mortgage debt bears interest at 7.85%.

       * In January 1998, CPI acquired Phipps Plaza, a super regional mall located in Atlanta, Georgia, for approximately $198,800. The transaction was financed with cash of $158,800 and debt of $40,000.

       * In January 1998, CPI sold one of its shopping centers (Burnsville Mall) for $80,672 cash. The selling price exceeded
          Burnsville Mall's historical net assets of $37,581 at December 31, 1997, by $43,091. A portion ($40,000) of the proceeds received in the Burnsville transaction was used to repay the amount borrowed in connection with the acquisition of Phipps Plaza.

        * In January 1998, SDG acquired Cordova Mall, a regional mall in Pensacola, Florida, for $94,000. This acquisition was financed by issuing units of the Operating Partnership valued at $55,523, the assumption of mortgage debt of $28,935 and other liabilities of $6,842 and cash of $2,700. The mortgage debt, which bore interest at 12.125%, has been refinanced through the Operating Partnership's credit facility.

        * In February 1998, SDG, through a joint venture with another REIT, acquired an interest in a portfolio of twelve regional malls comprising approximately 10.7 million square feet of GLA. SDG's non-controlling 50% share of the total purchase price of $487,250 was financed with a $242,000 unsecured loan which bears interest at 6.4% per annum, accrued payables of $2,750 and the assumption of $242,500 of mortgage debt. The weighted average interest rate on the mortgage debt assumed was 6.94%.
<Page F5>
        * In July 1998, CPI sold the General Motors Building for $800,000. The net proceeds of $798,000 were used to pay off the building's mortgage balance ($10,706) with the remainder available to partially finance a portion of the CPI Merger Dividends. CPI paid a commission to SDG totaling $2.5 million for services rendered by SDG in connection with the sale of the General Motors Building. This commission has not been reflected in the accompanying pro forma financial information.

     The accompanying pro forma combined condensed Statements of Operations are presented as if the CPI Merger Dividends, the CPI Merger and related transactions and the Other Property Transactions previously described had occurred on January 1, 1997, and the combined entity qualified as a REIT, distributed all of its taxable income and, therefore, incurred no federal income tax for the period presented. Certain reclassifications have been made in each companies' historical Statement of Operations to conform them to the condensed combined pro forma presentation.

     These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of SDG, CPI and CRC. In the opinion of management, all adjustments necessary to reflect the effects of the CPI Merger and related transactions and the Other Property Transactions previously described have been made. Certain adjustments have been estimated based on information currently available. Final adjustments are not expected to materially impact the pro forma results reported.

     The pro forma financial statements are not necessarily indicative of the actual results of operations for the period ended September 30, 1998, or December 31, 1997, or what the actual results of operations would have been assuming the CPI Merger and the Other Property Transactions had been completed as of January 1, 1997, nor are they indicative of the results of operations for future periods.




2. Pro forma Adjustments to Unaudited Pro Forma Combined Condensed Statements of Operations

       In connection with the CPI Merger, CPI incurred $83,019 of merger-related expenses which have been excluded from the Pro Forma Combined Condensed Statements of Operations. Further, the gain of $198,891 related to the sale of the General Motors Building has been excluded from the unaudited Pro Forma Combined Condensed Statements of Operations.
<Page F6>



                                                   For the
                                                    Nine      For the
                                                   Months      year
                                                    Ended      Ended
                                                  September  December
                                                   30, 1998  31, 1997
  (A) The historical results of SPG include the historical results of SDG and the post-merger results of CPI for the period from September 25, 1998 to September 30, 1998.
  (B) The historical results of SRC include the historical results of its predecessor CRC.
  (C) Adjustment to reflect the reversal of the historical operating results of the General
    Motors Building which was sold in July 1998.

  (D)  To recognize revenue from straight-lining
    rent related to leases which will be reset in
    connection with the CPI Merger
                                                    $ 2,250    $ 3,000
  (E)  To reflect a reduction in interest income
    due to forgiveness of Notes Receivable from CPI
    employees ($13,200 multiplied by 6%)
                                                    $  (600)   $  (800)
  (F)  To reflect the increase in depreciation and
    amortization as a result of recording the
    investment properties at acquisition value,
    allocating 20% of the premium to land, versus
    historical cost, allocating $62,227 to goodwill
    and utilizing an estimated useful
    life of 35 years for investment properties and
    goodwill                                        $29,600    $35,600
  (G)  To reflect the following adjustments to
    interest expense:
     (1) To reflect the elimination of amortization of deferred financing costs related to CPI written off in connection with the CPI Merger

                                                     $ (651)     $(868)
     (2)  To reflect the amortization of the costs
        incurred of $9,500 to finance the cash
        portion of the CPI Merger consideration
                                                      4,633      6,334
     (3)  To reflect the amortization of $19,165
        premium required to adjust mortgages and other
        notes payable to fair value                  (5,888)    (7,850)
     (4)  To reflect interest expense for debt
        borrowed to finance the CPI Merger and related transactions:

        CPI Merger Facility  $1,400,000 at LIBOR
        plus 80 basis points (includes an annual
        facility fee of 15 basis points)--6.45%      66,055     90,300

        Revolving credit facility $236,100 at
        LIBOR plus 65 basis points--6.30%            10,881     14,874

                                                     76,936    105,174

                                                    $75,030   $102,790

        (A  1/8% change in the LIBOR rate would
change the annual pro forma adjustment to interest expense by $2,045.)

  (H)  To reflect annual dividends on 6.5% Series B
    Preferred Units issued in connection with the CPI
    Merger                                          $23,098    $31,488

  (I) Other Property Transactions represent the historical operating results of the properties for the appropriate period to reflect a full year of activities in the unaudited pro forma statements of operations. The pro forma adjustments give effect when applicable to:

          (1) An increase in depreciation expense as a result of recording the properties at estimated fair value

          (2) An increase in interest expense primarily resulting from debt incurred to financethe transactions

          (3) The elimination of expenses included in the historical results incurred by the seller directly related to the transaction

          (4) The elimination of the historical results to reflect the sale of Burnsville Mall

     The Other Property Transactions include:

          (1)  The acquisition of Phipps Plaza in January 1998

          (2)  The sale of Burnsville Mall in January 1998

          (3)  The acquisition of Cordova Mall in January 1998

          (4) The acquisition of a 50% interest in a portfolio of twelve regional malls in February 1998
<Page F7>
          (5) The September and November 1997 transactions by SDG to acquire ten portfolio properties and a 50% ownership interest in an eleventh property of The Retail Property Trust, ("RPT")

          (6) The December 1997 acquisition by SDG of the Fashion Mall at Keystone at the Crossing


  (J) To reflect the allocation of the Limited Partners' interest in the net income of the Operating Partnerships, after consideration of the preferred unit distributions. The Limited Partners' weighted average pro forma ownership interest in the Operating Partnerships for the nine months ended September 30, 1998 and for the year ended December 31, 1997, is 28.6% and 29.9%, respectively


                                                      For the
                                                       Nine
                                                      Months     For the year
                                                       Ended         Ended
                                                     September      December
                                                      30, 1998      31, 1997
  (K) The pro forma weighted average equivalent shares is computed as follows:

 Historical  Weighted  Average  shares  outstanding  112,956,863  99,920,280

     Pro forma adjustments:
        Shares  issued  related to  RPT  transaction          --   1,433,443
        Shares  issued  related  to the CPI  Merger   51,912,002  53,078,564

      Pro  forma  weighted  average equivalent
      shares                                         164,868,865 154,432,287

     The diluted pro forma weighted average
     equivalent shares for the nine month
     period ended September 30, 1998 and for
     the year ended December 31, 1997 were
     165,237,311 and 154,816,351, respectively.
     Each series of preferred stock issued and outstanding during the periods either were not convertible or their conversion would not have had a dilutive effect on earnings per share. The increase in pro forma weighted average equivalent shares under the diluted method is due entirely to the effect of outstanding stock options.

  (L)  To eliminate expenses incurred by CPI during
       the period related to the CPI Merger  including
       severance, legal, accounting and investment
       banking fees and the write off of notes
       receivable from CPI employees related to CPI's
       employee stock purchase plan                    $ (83,019)        N/A

  (M) To reclassify preferred dividends of SPG Properties, Inc., formerly SDG, as preferred dividends of subsidiary.
<Page F8>